As filed with the Securities and Exchange Commission on July 15, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ZOOM TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	51-0448969
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

207 South Street, Boston, MA 02111

(Address, Including Zip Code, of Principal Executive Offices)

Zoom Technologies, Inc. 1990 Stock Option Plan

(Full title of Plan)

Frank B. Manning

President and Chief Executive Officer

Zoom Technologies, Inc.

207 South Street

Boston, MA 02111

(617) 472-1072

(Name, Address and Telephone Number,

Including Area Code, of Agent For Service)

with a copy to:

Philip J. Flink, Esq.

Brown Rudnick Berlack Israels LLP

One Financial Center, Boston, Massachusetts 02111

(617) 856-8200

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $.01 par value	500,000 Shares(2)	$2.77	$1,385,000.00	$163.01
(1)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and low reported price of the Common Stock of $2.77 on the Nasdaq SmallCap Market on July 12, 2005.

(2)

To be issued pursuant to the Zoom Technologies, Inc. 1990 Stock Option Plan, as amended. See Introductory Note below. Such presently indeterminable number of additional shares of Common Stock are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.

INTRODUCTORY NOTE

This registration statement relates to the registration of additional securities of the same class as other securities for which registration statements are effective relating to the registrant's 1990 Stock Option Plan, as amended (the "1990 Stock Option Plan"). Pursuant to General Instruction E of Form S-8, except as otherwise provided herein, this registration statement also incorporates by reference the registrant's registration statements on Form S-8 (Registration Nos. 333-60565, 33-42834, 33-90930), relating to the registration of an aggregate of 2,800,000 shares issuable under the registrant's 1990 Stock Option Plan. Following the registration of the additional 500,000 shares under this registration statement, a total of 3,300,000 shares will be registered under the registrant's 1990 Stock Option Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Except as otherwise provided herein, the contents of the registrant's registration statements on Form S-8 (Registration Nos. 333-60565, 33-42834, 33-90930), filed with the Securities and Exchange Commission are incorporated by reference herein.

Item 6.	Indemnification of Directors and Officers.

Article Ninth of the Registrant's certificate of incorporation eliminates the personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law. Article VII of the Registrant's bylaws provides that the Registrant may indemnify its officers and directors to the full extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify directors, officers, employees and agents of a corporation if such party acted in good faith in a manner he believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise in any proceeding or action.

The Registrant's bylaws also empower it to maintain directors and officers liability insurance coverage for its directors, officers, employees or agents. These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act.

The Registrant has purchased a general liability insurance policy that covers certain liabilities of directors and officers of the Registrant arising out of claims based upon acts or omissions in their capacities as directors or officers.

The Registrant has entered into indemnification agreements with its directors and certain of its officers pursuant to which the Registrant is contractually obligated to indemnify such persons to the fullest extent permitted by applicable law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.
Number	Description
4.1	Certificate of Incorporation, filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated March 4, 2002.*

4.2	Bylaws of Zoom Technologies, Inc., filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated March 4, 2002.*
4.3	Specimen Certificate of Common Stock of Zoom Technologies, Inc., filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated March 4, 2002.*
5	Legal Opinion of Brown Rudnick Berlack Israels LLP.

23.1	Consent of Brown Rudnick Berlack Israels LLP (contained in its opinion filed as Exhibit 5).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24	Power of Attorney (included on the Signature Page of this Registration Statement).

99.1	Zoom Technologies, Inc. 1990 Stock Option Plan, as amended.

______________
*

Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission, which are incorporated by reference herein.

Item 9.	Undertakings.
(a)	The undersigned Registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

(2)      That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the

Securities Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation, By-Laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, on July 15, 2005.

ZOOM TECHNOLOGIES, INC.

By: /s/ Frank B. Manning

Frank B. Manning, President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank B. Manning and Peter R. Kramer, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank B. Manning	Chairman of the Board, President	July 15, 2005
Frank B. Manning	and Chief Executive Officer
(Principal Executive Officer)

/s/ Robert. A. Crist	Vice President-Finance and Chief	July 15, 2005
Robert A. Crist	Financial Officer (Principal
Financial and Accounting)
Officer

/s/ Peter R. Kramer	Director	July 15, 2005
Peter R. Kramer

/s/ Bernard Furman	Director	July 15, 2005
Bernard Furman

/s/ Joseph J. Donovan	Director	July 15, 2005
Joseph J. Donovan

/s/ J. Ronald Woods	Director	July 15, 2005
J. Ronald Woods

EXHIBIT INDEX

4.1	Certificate of Incorporation, filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated March 4, 2002.*

4.2	Bylaws of Zoom Technologies, Inc., filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated March 4, 2002.*
4.3	Specimen Certificate of Common Stock of Zoom Technologies, Inc., filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated March 4, 2002.*
5	Legal Opinion of Brown Rudnick Berlack Israels LLP.

23.1	Consent of Brown Rudnick Berlack Israels LLP (contained in its opinion filed as Exhibit 5).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24	Power of Attorney (included on the Signature Page of this Registration Statement).

99.1	Zoom Technologies, Inc. 1990 Stock Option Plan, as amended.
______________
*

Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission, which are incorporated by reference herein.

EXHIBIT 5

July 15, 2005

Zoom Technologies, Inc.

207 South Street

Boston, MA 02111

RE: Registration Statement on Form S-8

Ladies and Gentlemen:

We are general counsel to Zoom Technologies, Inc., a Delaware corporation (the "Company"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to an aggregate of 500,000 shares of the Company's Common Stock, $.01 par value (the "Shares") that may be issued pursuant to stock options granted under the Company's 1990 Stock Option Plan (the "Stock Option Plan").

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

1.	a copy of the Certificate of Incorporation of the Company as in effect on the date hereof;
2.	a copy of the Bylaws of the Company as in effect on the date hereof;
3.	the minute books and corporate records of the Company relating to the proceedings of stockholders and directors of the Company;
4.	a certificate of U.S. Stock Transfer Corporation, the Company's transfer agent, as to the issued and outstanding shares of the Company;
5.	the Stock Option Plan; and
6.	the Registration Statement.

For purposes of this opinion, we have assumed without any investigation: (1) the legal capacity of each natural person; (2) the genuineness of each signature; (3) the completeness of each document submitted to us as an original and the conformity with the original of each document submitted to us as a copy; and (4) the completeness, accuracy and proper indexing of all governmental records.

We have not, except as specifically noted herein, made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound. Nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

Our opinion contained herein is limited to the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws, and the federal law of the United States of America.

Our opinion hereafter expressed is based solely upon: (1) our review of the Documents; (2) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein; and (3) such review of published sources of law as we have deemed necessary.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms and conditions of the Stock Option Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm wherever it appears in the Registration Statement.

Very truly yours,

/s/ Brown Rudnick Berlack Israels LLP

PJF/MSG

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Zoom Technologies, Inc.

We consent to the use of our reports incorporated by reference herein.

/s/ KPMG LLP

Boston, Massachusetts

July 15, 2005

Exhibit 99.1

ZOOM TECHNOLOGIES, INC.

STOCK OPTION PLAN

As Amended Through June 24, 2005

PART I

INTRODUCTION

1.	Purpose.

The purpose of this Stock Option Plan (the “Plan”) is to establish a plan to advance the interests of Zoom Technologies, Inc. (the “Company”) by encouraging equity participation in the Company by directors, officers and certain full-time and part- time employees of the Company or an affiliate of the Company through acquisition of common stock, $.01 par value (“Common Stock”) in the Company. Notwithstanding the foregoing, a non-employee director of the Company shall not be entitled to participate under the Plan.

2.	Definitions.

In the Plan,

	(i)	“Board” means the board of directors of the Company;
(ii)

“Employee” means any individual or individuals in the full-time or part-time employment of the Company or an affiliate and includes Board members, consultants and any other individuals the Board deems to be an employee for the purpose of the Plan, except that a Board member who is not otherwise employed by or serving as an officer of the Company shall not be considered an Employee;

	(iii)	“Option Price” means the price per Share at which shares may be purchased upon the exercise of an Option;
	(iv)	“Optionee” means a person who is eligible to receive Options and who does so;
	(v)	“Option” means the option rights granted by the Company in accordance with the provisions of the Plan;
	(vi)	“Shares” means shares to be optioned under the Plan and are shares of Common Stock;
	(vii)	“Stock Option Committee” means a committee designated by the Board, consisting of at least two Board members who are not eligible for grants of Options under the Plan;
	(viii)	“Tax Date” means the date on which the amount of tax to be withheld with respect to the exercise of an Option is determined; and
	(ix)	“Termination” means termination of the employment of an Employee.
3.	Administration of the Plan.

The Plan shall be administered by the Stock Option Committee.

The Stock Option Committee is authorized, subject to the provisions of the Plan, to adopt such rules and regulations which it deems consistent with the Plan’s provisions and, in its sole discretion, to designate Options to purchase Shares pursuant to the Plan. The determinations of the Stock Option Committee and interpretations shall be final and conclusive regarding the administration of the Plan.

The Stock Option Committee may authorize one or more Employees of the Company to execute, deliver and receive documents on behalf of the Stock Option Committee with regard to the Plan.

PART II

STOCK OPTIONS

4.	Eligibility

All Employees are eligible to receive Options.

Nothing in the Plan shall confer any right on any Employee to continue in the employ of or association with the Company or any affiliate of the Company or shall interfere in any way with the right of the Company or any affiliate of the Company to terminate at any time the employment of an Optionee under the Plan.

5.	Shares Subject to Option

The Shares to be optioned under the Plan shall be authorized but unissued.

The aggregate number of Shares for which Options may be granted shall not exceed 3,300,000 Shares, but in no event shall the aggregate number of Shares under the Plan that may be subject, from time to time, to outstanding options granted to any one Employee exceed 5% of the Shares of the Company then outstanding.

6.	Granting of Options

The Stock Option Committee may from time to time at its discretion, subject to the provisions of the Plan, determine those eligible Employees to whom Options shall be granted, the number of Shares subject to such Options, the dates on which such Options are to be granted, and the price and term of such Options as set forth below.

Each Option shall be evidenced by a written agreement between, and executed by, the Company and the Optionee containing terms and conditions established by the Stock Option Committee with respect to such Option and shall be consistent with the provisions of the Plan. The Option shall include the following, or a similar statement: “This Option is not intended to be an incentive stock option, as that term is described in Section 422 of the Code, as amended.”

7.	Option Price

The Option Price shall be not less than the fair market value of the Common Stock of the Company on the date of the grant of Option, as determined by reference to the closing price per share for such Common Stock as reported on the Nasdaq National Market on the date of the grant or, if such Common Stock is not listed on the Nasdaq National Market, then on such other stock exchange or market quotation system where such shares may from time to time be listed or traded on the date of the grant, subject to any applicable regulatory rules.

8.	Terms of Options

The Stock Option Committee may, in its entire discretion, at the time of the granting of an Option under the Plan, specify a particular time period or periods following the date of the grant of an Option during which an Optionee may exercise his Option and may designate the number of Shares in respect of which such Optionee may exercise his Option during each such time period. Notwithstanding the foregoing, in no event shall an Option granted under the Plan be exercisable within six months of the date of grant of such Option.

Each Option, unless sooner terminated, shall expire on a date to be determined by the Stock Option Committee which will not be later than 10 years from the date the Option was granted.

9.	Exercise of Options

An Optionee shall exercise an Option (or any part or installment thereof) by giving written notice to the Company at its principal office address, identifying the Option being exercised, specifying the number of Shares as to which such Option is being exercised and accompanied by full payment of the Option Price therefore either (1) in US dollars, in cash or by certified check or bank draft, or (2) in Common Stock of the Company owned by the Optionee (and held at least one year if acquired pursuant to the exercise of any stock option granted by the Company to the Optionee whether under the Plan or otherwise) having a fair market value (as determined by the Stock Option Committee as of the day immediately preceding the date on which the Option is exercised and in accordance with all applicable laws and all applicable rules and policies of relevant securities regulatory authorities) equal to, or a fraction of a share less than, such purchase price (and if such shares of Common Stock are equal to a fraction of a share less than such purchase price, then the Optionee shall pay any balance remaining in cash), or (3) in a combination of such Common Stock (as described above) and cash, certified check or bank draft. However, if the Optionee desires to tender shares of Common Stock in payment of any part of the Option Price as contemplated in (2) or (3) above, the Optionee, before giving notice of exercise as aforesaid, shall first give written notice (addressed to the principal office of the Company specifying the number of shares which the Optionee wishes to tender) that the Optionee proposes to tender shares of Common Stock in order to exercise his Option. The Stock Option Committee shall notify the Optionee whether the proposed tender is acceptable to the Stock Option Committee within ten days of receipt of notice of the proposed tender. The acceptance of any tender of Common Stock by an Optionee pursuant to (2) or (3) in payment of the Option Price shall be subject to the absolute discretion of the Stock Option Committee, who may only accept the tender of such Common Stock in accordance with, and subject to the requirements of, all applicable laws and all applicable rules and policies of relevant securities regulatory authorities. If the proposed tender is acceptable, the Optionee must then give written notice of the exercise of his Option as aforesaid within five days or receipt of notice of the Stock Option Committee that the proposed tender is acceptable. If the proposed tender is not acceptable and the Optionee, at that time, still desires to exercise his Option, he may do so by giving written notice of exercise of his Option as aforesaid and paying the Option Price in cash or by certified check or bank draft. The acceptance by the Company of Common Stock tendered in payment of the Option Price shall be treated as a purchase of those shares by the Company.

Unless the Stock Option Committee otherwise determines, the holder of an Option shall have no rights as a shareholder with respect to the Shares issued upon exercise of the Option until the date of issuance of the certificate for those shares to him. Unless the Stock Option Committee otherwise determines, no adjustment will be made for dividends or similar rights for which the record date occurs after the exercise of the Option but before the date such certificate for Shares is issued. In no case may a fraction of a Share be purchased or issued under the Plan.

PART III

WITHHOLDING TAXES

10.	Withholding Taxes

Each Optionee’s rights under the Plan are subject to such Optionee’s payment to the Company of the amount of taxes (if any) required by any government to be withheld by reason of any exercise of an Option by the Optionee. Such amount may be paid at the election of the Optionee (1) in US dollars, in cash or by certified check or bank draft, (2) subject as set out below, in Common Stock of the Company owned by the Optionee having a fair market value (determined as set out below) equal to the amount of such withholding (and held at least one year if such shares were acquired by exercise of any stock option granted to the Optionee under this Plan or otherwise granted), (3) subject as set out below, by directing the Company, for its own account, to withhold, from the Shares issued to the Optionee upon the exercise of the Option, a number of such Shares having a fair market value (determined as set out below) equal to the amount of such withholding, or (4) subject as set out below, in any combination of the foregoing.

The number of shares to be surrendered or withheld shall be based on the fair market value of such shares on the Tax Date, and shall be determined by the Stock Option Committee in accordance with all applicable laws and all applicable rules and policies of relevant securities regulatory authorities. Any fractional share amount remaining after satisfaction of the withholding requirement shall be paid to the Optionee in cash.

Any election hereunder must be made before the Tax Date and shall be irrevocable. The Stock Option Committee may disapprove any such election. Approval of an election involving payment of the withholding tax in Common Stock of the Company is in the absolute discretion of the Stock Option Committee, and may only be made in accordance with, and subject to, the requirements of all applicable laws and all applicable rules and policies of relevant securities regulatory authorities. Such an election shall be treated as a proposed purchase of those shares by the Company.

If the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, at the time of an election, such Optionee’s election shall be subject to the following additional restrictions:

(a)

No election shall be effective for a Tax Date which occurs within six months of the grant of the Option, except that this limitation shall not apply if the Optionee dies or is disabled before the six-month period expires.

(b)

The election must be made either six months before the Tax Date or during a period beginning on the third business day following the date of release for publication of the Company’s quarterly or annual income statements and ending on the twelfth business day following such date.

PART IV

DEALING WITH THE OPTIONS

11.	Transferability of Options

An Option may not be transferred. During the lifetime of an Optionee, the Option may be exercised only by the Optionee.

12.	Termination of Employment

Upon termination for any reason except death or permanent disability, an Optionee may, at any time within one month after the date of Termination but not later than the date of expiration of the Option, exercise the Option to the extent the Optionee was entitled to do so on the date of Termination. Any Option or portions of Options of terminated Employees not so exercised shall terminate. A change of employment shall not be considered a Termination so long as the Optionee continues to be employed by the Company or an affiliate of the Company.

13.	Death or Permanent Disability

Notwithstanding any other provisions of the Plan, if any Optionee shall die or become permanently disabled while holding an Option which has not been fully exercised or surrendered, his personal representatives, heirs or legatees may, at any time within 60 days of grant of probate of the will or letters of administration of the estate of the decedent or within one year after the date of such death or permanent disability, whichever is the lesser time (notwithstanding the normal expiry date of the Option under the provisions of Section 8) exercise the Option with respect to the unexercised balance of the Shares subject to the Option. The occurrence of permanent disability shall be determined by the Stock Option Committee on the basis of available medical evidence.

14.	Changes in Shares

In the event the authorized capital of the Company as presently constituted is consolidated into a lesser number of Shares or subdivided into a greater number of Shares, the number of Shares for which the Options are outstanding shall be decreased or increased proportionately as the case may be, and the Option Price shall be adjusted accordingly. Should the Company amalgamate or merge with any other company or companies (the right to do so being hereby expressly reserved) whether by way of arrangement, sale of assets and undertakings or otherwise, then and in each such case the number of shares of the resulting company to which an Option relates shall be determined as if the Option had been fully exercised prior to the effective date of the amalgamation or merger and the Option Price shall be correspondingly increased or decreased as applicable.

15.	Cancellation and Re-grant of Options

The Stock Option Committee may cancel an existing Option and re-grant the Option at an Option Price determined in the same manner as provided in Section 7 above.

16.	Availability of Cancelled Shares

In the event any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto, to the extent the Option ceases to be exercisable, shall again be available under the Plan.

17.	Term of the Plan

The Plan shall expire on March 31, 2008 unless terminated earlier by resolution of the Shareholders of the Company.

PART V

REPURCHASE

18.	Repurchase of Shares from Employees

Subject to the Certificate of Incorporation of the Company, any special rights and restrictions attached to any class of shares of the Company, any applicable laws, and any applicable rules and policies of any stock exchange or market quotation system on which any shares of the Company may be listed from time to time, the Company may, by a resolution of the Stock Option Committee, purchase shares of the Company from Employees, whether such shares were acquired by an Employee upon exercise of an Option or otherwise, at the price and upon the terms specified in such resolution.

PART VI

GENERAL

19.	Amendment or Discontinuance

The Stock Option Committee may amend, alter, suspend or discontinue the Plan, but may not, without the approval of the shareholders of the Company, make any alteration that would materially increase the benefits to participants under the Plan, within the meaning of Rule 16b-3 promulgated under the United States Securities Exchange Act of 1934 (or any successor or supplementary law, rule or regulation), including without limitation, any alteration that would:

(a)	increase the aggregate number of Shares subject to Option under the Plan, except as provided in Section 14;
(b)	decrease Option Prices, except as provided in Section 14;
(c)	alter the eligibility provisions of the Plan; or
(d)	change the expiry date of the Plan.

The Stock Option Committee may, at any time, in its discretion amend the Plan in order to bring it into compliance with the rules and policies of the Nasdaq National Market or of any other applicable securities regulatory authorities.

20.	Interpretation

The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

Throughout this Plan, wherever the singular or masculine are used the same shall be construed as being the plural or feminine or neuter where the context so requires.

21.	Liability

No member of the Stock Option Committee or any employee of the Company shall be personally liable for any act taken or omitted in good faith in connection with the Plan.

22.	Administration Costs

All costs and expenses of administering the Plan shall be paid for by the Company.